SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                      ______________________________

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   ____________________________________



Date of report (Date of earliest event reported): March 23, 1998


                             AID AUTO STORES, INC.
            (Exact Name of Registrant as Specified in Charter)



       Delaware                 1-13710                11-2254654

(State or Other Juris-   (Commission File No.)       (IRS Employer
diction of Incorporation)                           Identification
                                                     No.)


275 Grand Boulevard, Westbury, New York                   11590
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (516) 338-7889


                                       N/A

       (Former Name or Former Address, if Changed Since Last
Report)
ITEM 5.   Other Events.

     Aid Auto Stores, Inc. (the "Company") has extended the expiration date of its publicly traded warrants from April 10, 1998 to April 10, 1999. The Company distributed a press release with respect to such extension on March 23, 1998. Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price of $4.00.

ITEM 7.   Financial Statements, Pro Forma Financial Information and
Exhibits

     1. Press Release, dated March 23, 1998, relating to the extension of the warrants.

                                Signatures:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                    AID AUTO STORES, INC.



                   By:
                       Name:  Philip L. Stephen
                       Title:   Chairman, Chief Executive
                       Officer and President




Date:March 24, 1998

EXHIBIT A






               Company Contact:Frank Mangano
                      Chief Financial Officer
                       (516) 338-7889



FROM:     AID AUTO STORES, INC.
          275 Grand Boulevard
          P.O. Box 281
          Westbury, NY   11590

                 AID AUTO ANNOUNCES EXTENSION OF WARRANTS


     WESTBURY, NEW YORK, MARCH 23, 1998 - AID AUTO STORES, INC.
(NASDAQ Symbols:
AIDA, AIDAW), today announced that it is extending the expiration date of its publicly traded warrants to April 10, 1999. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.00. The warrants were set to expire April 10, 1998.

     AID AUTO STORES, INC. is a major New York metropolitan area retailer, wholesaler and franchisor of automotive parts and accessories, targeting both the do-it-yourself and commercial markets.